Exhibit 10.5

NCR BOARD OF DIRECTORS

PAYMENT ELECTION FOR DIRECTOR PAY

As provided in the NCR Directors Compensation Program, I hereby elect to receive my annual retainer and meeting fees earned after January 1, 2005,* as follows:

•	In cash payable in quarterly installments as earned under the program.

•	In shares of NCR common stock, payable at the same time(s) as the cash retainer.

•	50% in cash and 50% in shares of NCR common stock, payable at the same times as the cash retainer.

•	As a Deferred Stock Award, with the deferred amounts paid at the following time(s):

•	on the date of my termination as a Director (or such later date as may be required under applicable regulations); or

•	in one, two, three, four, or five (check one option) annual installment(s), beginning on the April 30 following my termination as a Director (or such later date as may be required under applicable regulations).

Note:	If a “rolling” distribution with a separate schedule for each year’s pay is desired, please contact NCR’s Executive Compensation department for additional deferral options.

As provided in the NCR Directors Compensation Program, I hereby elect to receive any annual stock grants earned after January 1, 2005,** as follows:

•	In current shares of NCR common stock.

•	As a Deferred Stock Award, payable at the time(s) elected above.

*	This election form supersedes all previous forms completed by me, and will remain in effect until a new form is completed by me at a later date.
**	This election applies to the deferral of any portion of my 2004 annual retainer/fees earned in 2005, and supersedes any prior elections of such portion of my retainer/fees.

Signature	Date

THIS FORM MUST BE RETURNED BY DECEMBER 31, 2004.